                                                                     Exhibit 2.4


                                    AGREEMENT

         This Agreement, dated as of December 6th, 1999, is concluded by and among Frank H. Laukien, with an address at 12 Smith Hill Road, Lincoln, MA 01773 (the "Seller"), and Bruker Daltonics, Inc., a Massachusetts Corporation with its principal place of business at 15 Fortune Drive, Manning Park, Billerica, MA 01821 (the "Buyer").

         WHEREAS, the Seller owns fifty thousand (50,000) shares (the "Shares") of the Common Stock, $.01 par value per share, of ProteiGene, Inc., a Delaware corporation (the "Company"); and

         WHEREAS, the Buyer desires to purchase from the Seller the Shares,

         NOW THEREFORE, in consideration of mutual covenants, promises and agreements contained herein, as well as other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

                         1.0 PURCHASE AND SALE OF SHARES

         No later than December 6th, 1999 (the "Closing"), the Seller will sell to the Buyer the Shares for an aggregate purchase price of fifty thousand dollars ($50,000). At or before the Closing, the Buyer shall make payment of the aggregate purchase price to the Seller and the Seller shall deliver to each Buyer a certificate representing the Shares purchased by the Buyer. The parties shall also exchange such other documents and instruments as may be reasonably requested by any of them.

                2.0 REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Buyers as follows:

         2.1 ORGANIZATION AND CORPORATE POWER. The Company and the Buyer are each duly organized, validly existing and in good standing under the laws of the jurisdictions of their organization and have all requisite power and authority to own their properties and to carry on their businesses as presently conducted. The Company and the Buyer are duly licensed or qualified to do business as a foreign entity in each jurisdiction wherein the character of their property, or the nature of the activities presently conducted by them, makes such qualification necessary.

         2.2 AUTHORIZATION. The Seller has all necessary power and has taken, or will take before the Closing, all necessary action required for the due authorization, execution, delivery and performance by the Seller of this Agreement and any other agreements or instruments executed by the Seller in connection herewith or therewith (collectively the "Related Agreements"), the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Shares. This

Agreement and the Related Agreements will each be a valid and binding obligation of the Seller enforceable in accordance with its respective terms.

         2.3 GOVERNMENT APPROVALS. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Seller in connection with the execution, delivery and performance by the Seller of this Agreement and any of the Related Agreements.

         2.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. The Seller is in compliance with all of the provisions of this Agreement, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which it is bound or to which any of its properties are subject. The execution, delivery or performance of this Agreement and the Related Agreements with or without the giving of notice or passage of time, or both, will not violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Seller or the Company pursuant to any provision of the charter or by-laws of the Seller or the Company, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Seller or the Company is bound or to which any of their respective properties are subject.

         2.5 DISCLOSURES. Neither this Agreement, the Related Agreements, nor any other agreement, document or written statement made by the Seller and furnished by the Seller to the Buyer in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

         2.6 SHARES. The Seller owns the entire right, title and interest in and to the Shares, free and clear of any liens and encumbrances of any nature whatsoever. The Shares are validly issued, fully paid and non-assessable.

                3.0 REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         The Buyer hereby warrants to the Seller the following:

         3.1 AUTHORIZATION. The Buyer has all requisite corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated herein or therein. This Agreement and the Related Agreements to which the Buyer is a party constitute legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms.

         3.2 GOVERNMENT APPROVALS. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement and the Related Agreements.

         3.3 INVESTMENT REPRESENTATIONS. The Buyer is acquiring the Shares solely for its own account as an investment and not with a view to any distribution or resale thereof in violation of the Securities Act of 1933, as amended (the "Act"). The Buyer has been advised that the Shares have not been registered under the Act or under the provisions of any state securities or "blue sky" law. The Buyer, by accepting the Shares, agrees and acknowledges that it will not transfer such Shares unless such transfer is made (i) pursuant to an effective registration statement under the Act and in compliance with all applicable state securities or "blue sky" laws, or (ii) pursuant to an available exemption from registration under, or otherwise in compliance with the Act and all applicable state securities or "blue sky" laws. The Buyer has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Shares. The Buyer is an accredited investor for purpose of the Act.

                      4.0 CONDITIONS OF BUYER'S OBLIGATION

         4.1 EFFECT OF CONDITIONS. The obligation of the Buyer to purchase and pay for the Shares at or before the Closing shall be subject to the satisfaction of each of the conditions stated in the following Sections of this Article.

         4.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained in this Agreement shall be true and correct on the date of the Closing, with the same effect as though made on and as of that date.

         4.3 PERFORMANCE. The Seller shall have performed and complied with all of the agreements, covenants and conditions contained in this Agreement required to be performed at or prior to the Closing.

         4.4 NO MATERIAL ADVERSE CHANGE. The business, properties, assets and condition (financial or otherwise) of the Seller and the Company shall not have been materially adversely affected since the date of this Agreement whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Seller and the Company that would have a material adverse effect on their respective businesses or assets.

                      5.0 CONDITIONS OF SELLER'S OBLIGATION

          5.1 EFFECT OF CONDITIONS. The obligation of the Seller to sell the Shares at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Section of this Article.

         5.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Buyer contained in this Agreement shall be true and correct on the date of such Closing with the same effect as though made on and as of that date.

                                 6.0 TERMINATION

          This Agreement may be terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing by the written agreement of the Seller and the Buyer.

                                7.0 MISCELLANEOUS

          7.1 SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive for three (3) months after Closing.

          7.2 AMENDMENTS AND WAIVERS. Amendments or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Seller and the Buyer.

         7.3 NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Seller or the Buyer at the address set forth below or to such other address as may be furnished in writing to the other parties hereto. All such notices and communications shall be deemed to have been duly given three (3) business days after being deposited in the mail, postage prepaid, if mailed, one (1) business day after being sent by overnight courier, delivery charges prepaid; when receipt acknowledged, if telecopied or sent by electronic medium; and upon delivery, if delivered by hand.

         The Seller:              Frank H. Laukien, Ph.D.
                                  12 Smith Hill Road
                                  Lincoln, MA 01773
                                  Fax: 781-259-1235

         The Buyers:              Bruker Daltonics, Inc.
                                  15 Fortune Drive
                                  Billerica, MA 01821
                                  Fax: 978-667-0985
                                  Attn: President or Treasurer

         7.4 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

         7.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

         7.6 EFFECT OF HEADINGS. The article and section headings herein are for convenience only and shall not affect the construction hereof.

         7.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof.

         IN WITNESS WHEREOF, the parties have executed hereto this Agreement as of the date first written above.


                                  SELLER:

                                  FRANK H. LAUKIEN


                                  By: /s/  Frank H. Laukien
                                     ---------------------------
                                  BUYER:


                                  BRUKER DALTONICS, INC.


                                  By: /s/  David E. Plunkett
                                     ---------------------------
                                     David E. Plunkett


                                  Title:  TREASURER
                                        ------------------------